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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 15, 2012

                               NOBLE ROMAN'S, INC.
             (Exact name of Registrant as specified in its charter)


               Indiana                    0-11104              35-1281154
     (State or other jurisdiction       (Commission         (I.R.S. Employer
           of incorporation)            File Number)       Identification No.)

     One Virginia Avenue, Suite 300
         Indianapolis, Indiana                                   46204
(Address of principal executive offices)                      (Zip Code)

                                 (317) 634-3377
                (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement

     On May 15, 2012, Noble Roman's, Inc. (the "Company") and certain of its subsidiaries entered into a Credit Agreement (the "New Loan") with BMO Harris Bank N.A. ("BMO Harris"). The New Loan is a four-year, secured term loan in the original principal amount of $5 million, maturing on May 15, 2016. Principal of the New Loan is payable in equal monthly payments over the 48-month term of the loan. The New Loan bears interest at a variable rate based on LIBOR, plus 4% per annum (currently totaling 4.25%). In addition, the Company has also agreed to:
(i) prepay principal annually in an amount equal to 75% of its Excess Cash Flow,
(ii) prepay principal with any proceeds from issuance of debt or equity securities, (iii) prepay the amount of proceeds of certain asset sales, except in the ordinary course of business, in excess of $250,000 in the aggregate, and
(iv) prepay certain amounts received in connection with a lawsuit in which the Company is a counterclaim plaintiff. The Company's obligations under the New Loan are secured by security interests in all of the Company's personal property and a limited guaranty by Paul Mobley, the Company's Chairman and CEO, which shall not exceed $1.2 million. The New Loan contains customary representations and warranties, as well as financial covenants of a maximum total leverage ratio and a minimum fixed charge coverage ratio.

     The Company utilized the proceeds to repay the existing note to Wells Fargo Bank in the approximate amount of $3.4 million, to repay the note payable to an officer of the Company in the approximate amount of $1.3 million, and to pay other costs related thereto. The annual interest rate on the Wells Fargo Bank loan was LIBOR plus 4.25%, which was scheduled to increase to LIBOR plus 7.25% on July 1, 2012, and annual interest on the note payable to the officer was 8%. In addition, the existing interest rate swap contract, which the Company entered into in February 2008, was terminated, which fixed the rate on 50% of the principal balance of the Wells Fargo loan at an annual interest rate of 8.2%. Accordingly, the refinancing significantly lowered the Company's effective interest rate on its outstanding debt.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

     None.

The Company will post this Form 8-K on its Internet website at www.nobleromans.com. References to the Company's website address are included in this Form 8-K only as inactive textual references and the Company does not intend them to be active links to its website. Information contained on the Company's website does not constitute part of this Form 8-K.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2012

                                               NOBLE ROMAN'S, INC.



                                               By: /s/ Paul W. Mobley
                                                   ----------------------------
                                                   Paul W. Mobley
                                                   Chief Executive Officer and
                                                   Chief Financial Officer